  Filed pursuant to Rule 424(b)(5)
  File No. 333-251805
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 30, 2020)
Up to 50,000,000 Shares
Class A Common Stock
We have entered into an equity distribution agreement (the “Distribution Agreement”) with Goldman Sachs & Co. LLC and B. Riley Securities, Inc., as our sales agents, relating to the shares of our Class A common stock, par value $0.01 (the “Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agents, offer and sell from time to time up to an aggregate of 50,000,000 shares of our Class A common stock. The sales agents may act as agents on our behalf or purchase shares of our Class A common stock as principal.
Sales, if any, of our Class A common stock, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange (“NYSE”) or another market for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent. We will submit orders to only one sales agent relating to the sale of shares of our Class A common stock on any given day. Subject to the terms and conditions of the Distribution Agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents not to sell any shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction.
We also may sell shares of our Class A common stock to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We will pay the sales agents a commission of up to 2.5% of the gross sales price per share sold through them as our agent under the Distribution Agreement. In connection with the sale of our shares of Class A common shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts.
Our Class A common stock is listed on the NYSE under the symbol “AMC.” On January 22, 2021, the last reported sale price of our Class A common stock on the NYSE was $3.51 per share.
Settlement of any sales of our Class A common stock will occur on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.
Investing in our Class A common stock is highly speculative and involves risks. You should carefully read and consider the risk factors included in this prospectus supplement, in our periodic reports, in the accompanying prospectus and in any other documents we file with the SEC. See the sections entitled “Risk Factors” below on page S-10, in our other filings with the SEC and in the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Goldman Sachs & Co. LLC B. Riley Securities
The date of this prospectus supplement is January 25, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute.
We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus supplement and the accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement.
This prospectus supplement contains summaries of certain of our agreements. The descriptions contained in this prospectus supplement of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “Annual Report”);

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our Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020 (but only with respect to information required by Part III of our Annual Report);

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our quarterly reports on Form 10-Q for the three months ended March 31, 2020, for the six months ended June 30, 2020 and for the nine months ended September 30, 2020, filed with the SEC on June 9, 2020, August 6, 2020 and November 4, 2020, respectively (together the “Quarterly Reports”); and

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our Current Reports on Form 8-K filed with the SEC on January 8, 2020, February 27, 2020 (the first 8-K filing on such date), March 3, 2020, March 20, 2020, March 24, 2020, April 24, 2020, April 29, 2020, July 10, 2020, July 23, 2020, July 31, 2020 (the first and second 8-K filing on such date), September 15, 2020, September 24, 2020, October 13, 2020, October 20, 2020, November 10, 2020, December 11, 2020 (the first and second 8-K filing on such date), January 19, 2021 and January 25, 2021.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
This prospectus supplement and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement, the documents that are incorporated by reference in this prospectus supplement and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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our ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required until we are able to achieve more normalized levels of operating revenues, likely would result with us seeking an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

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the impact of the COVID-19 virus on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 virus related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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risks and uncertainties relating to our significant indebtedness, including our borrowing capacity and our ability to meet our financial maintenance and other covenants;

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the manner, timing and amount of benefit we receive under the Coronavirus Aid, Relief, and Economic Security Act or other applicable governmental benefits and support for which we are eligible domestically and internationally;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

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risks relating to motion picture production and performance;

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our lack of control over distributors of films;

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intense competition in the geographic areas in which we operate;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

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shrinking exclusive theatrical release windows;

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AMC Stubs® A-List may not meet anticipated revenue projections which could result in a negative impact upon operating results;

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general and international economic, political, regulatory, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

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limitations on the availability of capital may prevent us from deploying strategic initiatives;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

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our ability to achieve expected synergies, benefits and performance from our strategic theatre acquisitions and strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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optimizing our theatre circuit through new construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

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our ability to recognize interest deduction carryforwards and net operating loss carryforwards to reduce our future tax liability;

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our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR:

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with recently filed securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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risks of poor financial results may prevent us from deploying strategic initiatives;

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operating a business in international markets AMC is unfamiliar with, including acceptance by movie-goers of AMC initiatives that are new to those markets;

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increased costs in order to comply or resulting from failure to comply with governmental regulation, including the General Data Protection Regulation, the California Consumer Privacy Act and pending future domestic privacy laws and regulations;

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geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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the ability to obtain suitable equity and/or debt financing and the continued availability of financing, in the amounts and on the terms necessary to support our future refinancing requirements and business; and

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other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2019 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2019 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our shares of Class A common stock, especially the risks of investing in our Class A common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our Class A common stock.
RECENT DEVELOPMENTS
Current Operating Update
Effective vaccines against the coronavirus, which are expected to become widely available this year, together with the expected release later this year of major movie titles that have so far been delayed, are expected to have a material positive impact on our industry and have generated optimism that movie theatre attendance levels ultimately will significantly rebound from current levels.
In the meantime, however, a significant spike in coronavirus cases, together with continuing delays of major movie releases or the direct or simultaneous release of movie titles to the home video or streaming markets in lieu of theatre exhibition, have led to theatre closures, prevented the opening of theatres in major markets and have had, and are expected to continue to have in the future, a material adverse impact on theatre attendance levels and our business.
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As of January 21, 2021, the Company was operating at 438 of its 593 U.S. theatres, with limited seating capacities and during limited opening hours. The Company’s closed U.S. theatres include theatres in some of its major markets, such as New York City and in California. During the fourth quarter of 2020, we experienced an overall attendance decline in the U.S. of approximately 92.3% compared to the same period a year ago.

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As of January 21, 2021, the Company was operating at 86 of its 360 leased and partnership international theatres, with limited seating capacities and during limited opening hours. During the fourth quarter of 2020, we experienced an overall attendance decline in our international theatres of approximately 88.6% compared to the same period a year ago.

Liquidity Update
The Company estimates that its cash and cash equivalents at December 31, 2020 amounted to approximately $308 million, compared to $417.9 million at September 30, 2020. During the fourth quarter of 2020, the Company received net proceeds of approximately $263 million from at-the-market equity offerings, which is reflected in our estimated December 31, 2020 cash and cash equivalents balance. Excluding the impact of the at-the-market equity offerings, this represents an average monthly cash burn rate of approximately $124 million during October, November and December.
Since the Company’s prior liquidity update on December 14, 2020, the Company has raised incremental liquidity of approximately $917 million. This assumes incremental proceeds of approximately $411 million under the term loan facility of Odeon Cinemas Group Limited, a wholly-owned subsidiary of the Company (“Odeon”), announced today (at current exchange rates and after the repayment of Odeon’s existing credit facility) and includes additional proceeds of approximately $406 million raised under our at-the-market equity offering program from the issuance of 164.7 million new common shares and $100.0 million in cash proceeds from the sale of the Company’s 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 issued to Mudrick Capital Management, L.P. on January 15, 2021 and concurrent issuance of 22 million new common shares to convert $100 million of second-lien debt into equity. These amounts are prior to factoring in transaction costs, investment banking fees and original issue discounts.
This additional liquidity obtained by the Company to date will significantly extend our liquidity runway. The length of our liquidity runway will largely depend on future attendance levels.
In the absence of any increase in attendance levels and assuming continued landlord concessions and no additional liquidity, our existing liquidity would extend our operations through to July 2021.
If attendance levels increase, we currently estimate that our existing liquidity, together with a portion of the proceeds we anticipate receiving under our continuing at-the-market equity program and additional landlord concessions, would be sufficient to fund our operations during the remainder of 2021. This requires an assumption that our attendance levels achieve approximately 10% of pre-COVID 2019 attendance levels during Q1 2021, 15% of pre-COVID 2019 attendance levels during Q2 2021, 65% of pre-COVID 2019 attendance levels during Q3 2021 and 90% of pre-COVID 2019 attendance levels during Q4 2021.
Our estimated 2021 cash burn includes the repayment of certain deferred rent amounts from 2020. Our additional liquidity requirements in the future will depend on the cash we generate from our operations and our ability to obtain further rent concessions from our landlords.
The Company is actively pursuing potential sources of additional liquidity, which is essential to our long-term viability, including:
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Additional Equity Financing. The Company intends to continue to pursue an at-the-market program that includes up to approximately 63.3 million remaining shares under our existing at-the-market programs (including the shares to be sold under the Equity Distribution Agreement). The amount of liquidity we might generate will primarily depend on the market price of our Class A common stock, trading volumes, which impact the amount of shares we are able to sell, and the available periods during which sales may be made. As of January 22, 2021, the Company has raised proceeds of approximately $565 million, before fees, through the sale of approximately 214.8 million shares of its Class A common stock pursuant to its at-the-market offering programs. Because our market price and trading volumes are volatile, there is no guarantee as to the amounts of liquidity we might generate or that our prior experience accurately predicts the results we will achieve.

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Landlord Negotiations. Commencing in 2021, our cash expenditures for rent were scheduled to increase significantly as a result of rent obligations that have been deferred to 2021 and future years that are approximately $450 million as of December 31, 2020. In light of our liquidity challenges, and in order to establish our long-term viability, we believe the Company must continue to reach accommodations with its landlords to abate or defer a substantial portion of the Company’s rent obligations, in addition to generating sufficient amounts of liquidity through the at-the-market program and the other potential financing arrangements discussed below. Accordingly, the Company has entered into additional landlord negotiations to seek material reductions, abatements and deferrals in our rent obligations. In connection with these negotiations, we have ceased to make rent payments under a substantial portion of our leases and have received notices of default, the result of which may permit landlords to threaten or seek potential remedies, including termination of leases, acceleration of obligations or involuntary insolvency proceedings. We continue to renegotiate leases with landlords to attain additional concessions. To the extent we achieve substantial deferrals but not abatements, our cash requirements will increase substantially in the future.

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Other Creditor Discussions. While the liquidity we have raised has substantially extended our liquidity runway, the new debt we have raised or that has been committed, together with the higher interest rate payments that will be required in the future but have largely been deferred, will substantially increase our leverage and future cash requirements. These future cash requirements, like our deferred rent obligations, will present a challenge to our long-term viability if our operating income does not return to pre-COVID levels. Even then, we believe we will need to engage in discussions with our creditors to substantially reduce our leverage. We expect to continue to explore alternatives that include new-money financing, potentially in connection with converting debt to equity, which would help manage our leverage but would be dilutive to holders of our Common Stock. We expect we will continue to receive from and discuss proposals with all classes of creditors. These discussions may not result in any agreement on commercially acceptable terms.

We are also in discussions with our revolving lenders under our first-lien credit facility to seek a waiver from the requirement to maintain a secured leverage ratio specified therein while a certain amount of revolving loans are outstanding thereunder. We previously received a waiver that established a holiday from complying with this covenant, which resumes in connection with the second quarter of 2021 and which we do not expect to be able to satisfy. We can give no assurances with regard to our ability to obtain a waiver, failure of which would be expected to result in a default under our first-lien credit facility.
Similarly, under our first-lien credit facility, an event of default will occur if the independent auditor’s report in our annual financial statements includes a “going concern” or like qualification or exception, except in limited circumstances. Therefore, prior to the issuance of our audited financial statements for the year ended December 31, 2020 in early March, we may also be required to seek a related waiver from required lenders under our first-lien credit facility. Prior to raising additional liquidity, we have publicly stated that due to uncertainty regarding our ability to raise material amounts of additional liquidity and the uncertainty as to the time at which attendance levels might normalize, substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time. Although significant risks remain and there is significant uncertainty as to when attendance levels will normalize, we have raised significant liquidity that improves our liquidity outlook. In conjunction with the issuance of our annual financial statements for the year ended December 31, 2020, the Company will need to determine whether this improved liquidity is sufficient to overcome the previously disclosed substantial doubt regarding its ability to continue as a going concern.
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Joint-Venture or Other Arrangements with Existing Business Partners and Minority Investments in Our Capital Stock. We continue to explore other potential arrangements, including equity investments, to generate additional liquidity.

The Company is unable to determine at this time whether these potential sources of liquidity will be available to it and there is no guarantee, as we have previously disclosed, that we will obtain liquidity that will be sufficient for our requirements.
It is very difficult to estimate our liquidity requirements, future cash burn rates and future attendance levels. Depending on the Company’s assumptions regarding the timing and ability to achieve more normalized levels of operating revenue, the estimates of amounts of required liquidity vary significantly. Similarly, it is very difficult to predict when theatre attendance levels will normalize, which we expect will depend on the widespread availability and use of effective vaccines for the coronavirus. However, our current cash burn rates are not sustainable. Further, we cannot predict what supply of movie titles will be available for theatrical exhibition once moviegoers are prepared to return in large numbers. Nor can we know with certainty the impact of the Warner Bros. announcement or any similar announcements regarding the release of movie titles concurrently to the home video or streaming markets, as those arrangements will be subject to negotiations that have not yet taken place. There can be no assurance that the attendance level and other assumptions used to estimate our liquidity requirements and future cash burn will be correct, and our ability to be predictive is uncertain due to the unknown magnitude and duration of the COVID-19 pandemic. We continue to caution investors about the highly speculative nature of an investment in our Class A common stock and refer investors to the risk factors we have previously published, including the risk factors contained in this prospectus supplement. We urge potential investors to review carefully these disclosures. The foregoing statements regarding liquidity are forward-looking statements that should also be read together with the Cautionary Statement Regarding Forward-Looking Statements contained in this prospectus supplement.

THE OFFERING
Issuer
AMC Entertainment Holdings, Inc.
Securities Offered by Us
Up to an aggregate of 50,000,000 shares of our Class A common stock.
Class A Common Stock to be Outstanding after this Offering
Up to 356,498,711 shares of our Class A common stock. The actual number of shares issued may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation.
Manner of Offering
“At-the-market offering” that may be made from time to time through our sales agents, Goldman Sachs & Co. LLC and B. Riley Securities, Inc. See “Plan of Distribution” on page S-23.
Use of Proceeds
We intend to use the net proceeds from the sale of our Class A common stock offered by this prospectus supplement, if any, for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or working capital, capital expenditures and other investments. See “Use of Proceeds” on page S-17.
Material U.S. Federal Income Tax Consequences
For a discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Class A common stock, see “Material U.S. Federal Income Tax Consequences” on page S-19.
Risk Factors
Investing in our Class A common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-10, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our Class A common stock.
NYSE Symbol
AMC

RISK FACTORS
Investing in our Class A common stock is highly speculative and involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus supplement, the accompanying prospectus by reference and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or in the accompanying prospectus or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus supplement or in any document incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Related to Our Business
In the absence of significant increases in attendance from current levels, there is substantial doubt about our ability to continue as a going concern for a reasonable period of time, an investment in our Class A common stock is highly speculative; holders of our Class A common stock could suffer a total loss of their investment.
In the absence of significant increases in attendance from current levels or the availability of significant additional sources of liquidity, the Company will require additional sources of liquidity until attendance levels normalize, and those amounts may be material. To remain viable through 2021 and beyond, the Company will require additional sources of liquidity, reductions or abatements of its rent obligations and/or increases in attendance levels. The required amounts of additional liquidity may be material, even after giving effect to this offering. Although the Company is actively continuing to explore additional sources of liquidity, the Company is unable to determine at this time whether any of these potential sources of liquidity will be available to it or if available, individually or taken together, will be sufficient to address its liquidity needs. There is significant uncertainty as to whether these potential sources of liquidity will be realized or that they will be sufficient to generate the material amounts of additional liquidity that would be required until the Company is able to achieve more normalized levels of operating revenues. We do not believe that any individual source of liquidity that the Company is pursuing will be sufficient to address all the Company’s future liquidity requirements, and even if all of the potential sources of liquidity that the Company is pursuing are available, they may not be sufficient to address the Company’s liquidity requirements. Due to these factors, if attendance levels do not increase significantly compared to current levels, substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time. An investment in our Class A common stock is highly speculative.
In the event the Company’s attendance levels do not normalize, we would seek to negotiate with creditors changes to our balance sheet liabilities and continue to take steps to reach agreements with our landlords to reduce or abate its rent obligations. Ultimately, if attendance levels do not normalize and we are unsuccessful in restructuring our liabilities, we would face the risk of a future liquidation or bankruptcy proceeding, in which case holders of the Company’s common stock would likely suffer a total loss of their investment.
The COVID-19 pandemic has disrupted our business and will continue to adversely affect our business, theatres, results of operations and liquidity.
The COVID-19 pandemic has had and will continue to have a significant and adverse impact on our business. As a result of the pandemic, primarily all of our theatres worldwide temporarily suspended operations between March and late summer, during which period we generated only immaterial revenue.

While we have reopened a majority of our theaters, due to a significant spike in COVID-19 case, we have been required to reclose many theatres, and we still have not reopened, and have no visibility as to when we may be able to open, theaters in certain major markets. Currently, our reopened theaters are generating only a small portion of the attendance and revenue from admissions and food and beverage sales compared to historical levels and our cash burn is expected to be higher than when theatres were closed. The extent of our cash burn in the future will primarily be dependent on attendance which drives admission, food and beverage, and other revenue. The ultimate duration of the pandemic is uncertain and we may need to suspend existing theatre operations or extend the suspension of operations at theatres that are currently closed. We cannot predict when or if our business will return to closer to normal levels. In addition, governmental officials may impose further restrictions on travel or introduce social distancing measures such as limiting the number of people allowed in a theatre at any given time.
The resumption of operations has resulted in a ramp-up in costs to operate our business. While we plan to closely monitor our variable costs and reduce fixed costs to the extent possible, we continue to incur significant cash outflows, including interest payments, taxes, critical maintenance capital expenditures, expenses associated with the resumption of operations, and certain compensation and benefits payments.
We may face difficulty in maintaining relationships with our landlords, vendors, motion picture distributors, customers, and employees during a suspension period. Since the outbreak of the COVID-19 virus, movie studios have suspended production of movies and delayed the release date of movies. Some movie studios have also reduced or eliminated the theatrical exclusive release window or have skipped a theatrical release and released their movies through streaming or other channels, or have announced that future theatrical releases will be released concurrently through streaming channels, and studios may continue to do so with additional releases for the duration of the pandemic and after the pandemic has subsided. The longer and more severe the pandemic, including repeat or cyclical outbreaks beyond the one we are currently experiencing, the more severe the adverse effects will be on our business, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness.
Even when the COVID-19 pandemic subsides, we cannot guarantee that we will recover as rapidly as other industries, or that we will recover as rapidly as others within the industry due to our strong footprint in densely populated areas. For example, even where applicable government restrictions are lifted or reduced, it is unclear how quickly patrons will return to our theatres, which may be a function of continued concerns over safety and social distancing and/or depressed consumer sentiment due to adverse economic conditions, including job losses, among other things. The current spike in COVID-19 cases may significantly continue to depress attendance levels until an effective vaccine has been widely distributed. If we do not respond appropriately to the pandemic, or if customers do not perceive our response to be adequate, we could suffer damage to our reputation, which could significantly adversely affect our business. Furthermore, the effects of the pandemic on our business could be long-lasting and could continue to have adverse effects on our business, results of operations, liquidity, cash flows and financial condition, some of which may be significant, and may adversely impact our ability to operate our business on the same terms as we conducted business prior to the pandemic. Significant impacts on our business caused by the COVID-19 pandemic include and are likely to continue to include, among others:
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lack of availability of films in the short or long term, including as a result of (i) continued delay in film releases; (ii) release of scheduled films on alternative channels or (iii) disruptions of film production;

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decreased attendance at our theatres, including due to (i) continued safety and health concerns, (ii) additional regulatory requirements limiting our seating capacity or (iii) a change in consumer behavior in favor of alternative forms of entertainment;

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a ramp up of costs in connection with theater reopenings that is not matched by increases in revenues from those reopened theatres, which costs may be substantial;

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increased operating costs resulting from additional regulatory requirements enacted in response to the COVID-19 pandemic and from precautionary measures we voluntarily take at our facilities to protect the health and well-being of our customers and employees;

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our inability to negotiate favorable rent payment terms with our landlords;

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unavailability of employees and/or their inability or unwillingness to conduct work under any revised work environment protocols;

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increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs caused by the suspension of theatre operations;

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reductions and delays associated with planned operating and capital expenditures;

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further impairment charges upon a portion of our goodwill, long-lived assets or intangible assets as consequence of failure to meet operating projections and other adverse events or circumstances, as a result of the impact on our prior impairment analysis due to delays in theater reopenings, which could be material to our results of operations and financial condition;

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our inability to generate significant cash flow from operations if our theatres continue to operate at significantly lower than historical levels, which could lead to a substantial increase in indebtedness and negatively impact our ability to comply with the financial covenants, as applicable, in our debt agreements;

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our inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers of financial maintenance covenants, among other material terms;

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our inability to effectively meet our short- and long-term obligations; and

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our inability to service our existing and future indebtedness or other liabilities, the failure of which could result in insolvency proceedings and result in a total loss of your equity investment.

The outbreak of COVID-19 has also significantly increased economic uncertainty. It is possible that the current outbreak or continued spread of COVID-19 will cause a global recession, which could further adversely affect our business, and such adverse effects may be material. We have never previously experienced a complete cessation of our operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our operations and future prospects is uncertain. In addition, the magnitude, duration and speed of the global pandemic is uncertain. As a consequence, we cannot estimate the impact on our business, financial condition or near or longer-term financial or operational results with certainty.
The COVID-19 pandemic (including governmental responses, broad economic impacts and market disruptions) has heightened the risks related to the other risk factors described in our Annual Report and Quarterly Reports, each of which is incorporated by reference herein and may also heighten many of the other risks described herein.
Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness, which could negatively impact your ability to recover your investment in the common stock.
We have a substantial amount of indebtedness, which requires significant interest payments. As of September 30, 2020, following the financial restructuring that occurred on July 31, 2020 (the “debt restructuring”), we and our subsidiaries had approximately $5.5 billion aggregate principal amount of indebtedness outstanding. Subsequent to September 30, 2020, our indebtedness has increased due to the issuance on January 15, 2021 of $100.0 million of our 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 and due to PIK payments on our outstanding debt and we expect it to further increase as contemplated by the Commitment Letter entered into with Odeon.Our substantial level of indebtedness and the current constraints on our liquidity could have important consequences, including the following:
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based on expected results, we will not satisfy the financial maintenance covenants in our senior secured credit facility once the current waiver period expires and the covenant renews in March 2021, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects and could force us into bankruptcy or liquidation, if the lenders were to accelerate such indebtedness. We are in discussions with our lenders to seek a waiver from this requirement, but can give no assurance of our ability to obtain a waiver, failure of which would be expected to result in a default under our senior secured credit facility. We may also be required in the future to seek a waiver from lenders under our senior secured credit facility to avoid a default thereunder relating to the requirement to deliver financial statements without a going concern qualification as described under “Recent Developments,” failure to obtain this waiver would also be expected to result in a default under our senior secured credit facility. If the lenders under our senior secured credit facilities do not waive these defaults and the lenders thereunder instructed the agent to accelerate such debt, this could have an adverse effect on us and could also ultimately force us into bankruptcy or liquidation. In the event of a bankruptcy or liquidation, the claims in respect of indebtedness rank senior to claims of an equity holder, and you would likely suffer a total loss on your investment in the common stock.
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we must use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

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our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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we are exposed to fluctuations in interest rates because our senior credit facilities have variable rates of interest;

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our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

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the loss of tax attributes resulting from the cancellation of indebtedness that occurred in connection with the exchange offers that closed on July 31, 2020, coupled with the increased interest expense that will ultimately result therefrom and the inability to deduct all or significant portions of our interest expense for tax purposes, will ultimately increase the need to generate revenues to support our capital structure;

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there are significant constraints on our ability to generate liquidity through incurring additional debt; and

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we may be more vulnerable to economic downturn and adverse developments in our business.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness. To the extent new indebtedness is added to our debt levels, including as a result of satisfying interest payment obligations on certain of our indebtedness with payments-in-kind, the related risks that we now face could intensify. Our ability to access funding under our revolving credit facilities will depend upon, among other things, the absence of an event of default under such indebtedness, including any event of default arising from a failure to comply with the related covenants. If we are unable to comply with our covenants under our indebtedness, our liquidity may be further adversely affected.
Our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.
In connection with the exchange offers and related financing transactions that closed on July 31, 2020, a group of lenders that purported at the time to represent a majority of loans under our credit facility and which opposed the exchange offers and related financing transactions, alleged various defaults, including in connection with those transactions. The company in closing the transactions determined that no continuing default or event of default existed that would prohibit the transactions or enable the lenders to accelerate the loans, and, to date, the lenders have not sought to accelerate the loans. However, to the extent our relationship with lenders is negatively affected by these events or other disputes that may arise from time to time, it may be more difficult to seek covenant relief, if needed, or to raise additional funds in the future.

A significant portion of our net operating loss carryforwards and other tax attributes have been reduced and may be subject to significant limitations, which may adversely affect our cash flows and therefore our ability to service our indebtedness.
In connection with the exchange offers and related financing transactions that closed on July 31, 2020, we realized significant cancellation of debt income (“CODI”). As a result of such CODI, we estimate a significant portion of our net operating loss carryforwards and tax credits have been eliminated as a result of tax attribute reductions.
In addition, utilization of our net operating loss carryforwards and other tax attributes may have become or may become subject to annual limitations under Sections 382 of the Internal Revenue Code of 1986, as amended (the “Code”) due to changes in our stock ownership, including our recent stock offerings, if such changes in ownership have resulted in or will result in an “ownership change” within the meaning of Section 382 of the Code. Accordingly, our ability to utilize any net operating loss carryforwards and other tax attributes may be or may become significantly limited.
Any loss of tax attributes as a result of such CODI or other limitations on the ability to use our tax attributes may adversely affect our cash flows and therefore our ability to service our indebtedness.
The legal regimes governing our international business operations could require our international subsidiaries or their directors to pursue insolvency proceedings.
The legal regimes governing certain of our international subsidiaries (including Germany, Spain, Portugal, Norway and Sweden) impose on directors an obligation to pursue insolvency proceedings in certain circumstances. There are various potential triggers including illiquidity, over-indebtedness and inadequate capitalization. In some jurisdictions, there are COVID-19 related reprieves in effect which suspend or mitigate the above obligations. Some of these reprieves are time limited and will expire at various points between the time of this filing and March 14, 2021 (subject to any extensions granted by the relevant governments). If our international subsidiaries were required to (and did) pursue insolvency proceedings, that could in turn trigger events of default under our international credit facility and/or have other material adverse effects on our business and financial position, including additional insolvency proceedings.
Our results of operations will be impacted by shrinking theatrical exclusive release windows and other practices adopted by movie studies.
Over the last decade, the average theatrical exclusive release window, which represents the time that elapses from the date of a film’s theatrical release to the date a film is available to consumers in-home, has decreased from approximately four months to approximately two and a half months. Additionally, during the COVID-19 pandemic, certain movie studios have adopted strategies that have eliminated the theatrical exclusive release window. Notably, Warner Bros. announced that its entire studio film slate for 2021 will move to simultaneous release. In other cases, movie studios such as Disney have released (and have indicated an intention in certain cases to continue to release) movie titles directly to the in-home and streaming channels, avoiding a theatrical release. Other studios may adopt a similar strategy and these adjustments due to the COVID-19 pandemic may lead to permanent changes that shorten or eliminate the theatrical exclusive release window. These practices have significantly impacted our revenues and are expected to continue to have an adverse impact on our business and results of operations going forward.
Risks Related to This Offering
You may face significant dilution as a result of this offering and other future issuances of additional shares of Class A common stock.
The number of shares of Class A common stock that may be sold in this offering exceeds the number shares of Class A common stock currently outstanding. We anticipate that this offering and issuances of our Class A common stock, for example as a result of minority investments or negotiations with creditors, may provide a primary source of our potential future liquidity, subject to market and other conditions and potential regulatory constraints, including in the case of any public offerings potential SEC review periods. Depending on the market price of our shares of Class A common stock, in order to generate material amounts of additional liquidity from equity issuances, we would have to issue a substantial number of shares relative to our outstanding number of shares. Any future issuances of our Class A common stock may be at prices significantly lower than the price you pay for any shares of Class A common stock pursuant to this offering. These future issuances may be significantly dilutive to your investment and result in a decline in the market price of our Class A common stock.
The market price and trading volume of our shares of Class A common stock could be volatile.
The market price of our shares of Class A common stock has been, and may continue to be, volatile. In addition, the trading volume in our Class A common stock could fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future.
Some of these factors, many of which are beyond our control, that could negatively affect the market price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock include:
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the ongoing impacts and developments relating to COVID-19;

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actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

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our current inability to pay dividends or other distributions;

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publication of research reports by analysts or others about us or the motion picture exhibition industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

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changes in market interest rates that may cause purchasers of our shares to demand a different yield;

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changes in market valuations of similar companies;

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market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

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additions or departures of key personnel;

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actions by institutional or significant stockholders;

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speculation in the press or investment community about our company or industry;

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strategic actions by us or our competitors, such as acquisitions or other investments;

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legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

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anticipated or pending investigations, proceedings, or litigation that involve or affect us;

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the occurrence of any of the other risk factors included or incorporated by reference in this prospectus supplement; and

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general market and economic conditions.

Future offerings of debt, which would be senior to our Class A common stock upon liquidation, and/or preferred equity securities, which may be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A common stock. In addition, any preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our

Class A common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Class A common stock.
The shares of Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the Distribution Agreement. The number of shares that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the shares of Class A common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
Increases in market interest rates may cause potential investors to seek higher returns and therefore reduce demand for our Class A common stock, which could result in a decline in our stock price.
One of the factors that may influence the price of our Class A common stock is the return on our Class A common stock (i.e., the amount of distributions as a percentage of the price of our Class A common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Class A common stock to expect a return, which we may be unable or choose not to provide. Further, higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market price of our Class A common stock to decline.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of any proceeds from this offering. We intend to use the net proceeds from the sale of our shares of Class A common stock pursuant to this offering for general corporate purposes, which may include funding our operating expenditures, the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures and businesses and other related investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Distribution Agreement as a source of financing. We intend to use the net proceeds from the sale of our Class A common stock offered by this prospectus supplement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures and other investments.

DESCRIPTION OF CAPITAL STOCK
For a detailed description of our capital stock, see “Description of Capital Stock” in the accompanying prospectus.
Our authorized capital stock consists of 524,173,073 shares of Class A common stock, 51,769,784 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share. As of January 22, 2021, there were 287,276,558 shares of Class A common stock outstanding, 51,796,784 shares of Class B common stock outstanding and no shares of preferred stock outstanding.
On December 14, 2020, Dalian Wanda Group Co., LTD’s (“Wanda”) holdings of Class B common stock fell to below 30% of the aggregate number of shares of Class A common stock and Class B common stock outstanding. As a result, pursuant to the terms of our amended and restated certificate of incorporation, each share of Class B common stock will automatically convert into one fully paid and nonassessable share of Class A common stock on the next record date for any meeting of the Company’s stockholders.
On January 25, 2021, we amended our amended and restated certificate of incorporation andbylaws to classify our board of directors into three classes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Class A common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the Code and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders who hold shares of our Class A common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment).
Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax or any state, local or foreign tax laws or any U.S. federal tax laws other than U.S. federal income tax laws, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for:
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certain financial institutions or financial services entities,

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insurance companies,

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tax-exempt entities,

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tax-qualified retirement plans,

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“qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds),

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dealers in securities or currencies,

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entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein),

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foreign branches,

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“controlled foreign corporations,”

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“passive foreign investment companies,”

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former U.S. citizens or long-term residents,

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corporations that accumulate earnings to avoid U.S. federal income tax,

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persons deemed to sell Class A common stock under the constructive sale provisions of the Code, and

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persons that hold Class A common stock as part of a straddle, hedge, conversion transaction, or other integrated investment.

You are urged to consult your own tax advisor concerning the U.S. federal income tax consequences of purchasing, owning and disposing of our Class A common stock, as well as the application of any state, local, foreign income and other tax laws and tax treaties. As used in this section, a “non-U.S. holder” is a beneficial owner of our Class A common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.
If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the current calendar year. For these purposes, all the days present in the United States in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our Class A common stock.
If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our Class A common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity should depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our Class A common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
Distributions on Class A Common Stock
If we pay distributions on shares of our Class A common stock, such distributions should constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits should constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock. Any remaining excess should be treated as gain realized on the sale or other disposition of our Class A common stock. See “Dispositions of Class A Common Stock.”
Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our Class A common stock should generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty. You are urged to consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder should be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or the paying agent with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax

(provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30%, as adjusted for certain items, or such lower rate as may be specified by an applicable income tax treaty.
Dispositions of Class A Common Stock
Subject to the discussion below on backup withholding and other withholding taxes, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our Class A common stock generally should not be subject to U.S. federal income or withholding tax, unless:
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the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

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the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

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we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our Class A common stock and the non-U.S. holder’s holding period for our Class A common stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to dispositions of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our Class A common stock at all times during the applicable period, provided that our Class A common stock is regularly traded on an established securities market. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You are urged to consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.
If any gain from the sale, exchange or other disposition of our Class A common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally should be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
Any distributions that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our Class A common stock and the gross proceeds from a taxable disposition of our Class A common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable

U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances should generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules should be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA may also apply to gross proceeds from the sale or other disposition of domestic corporate stock (including our Class A common stock); although, under proposed U.S. Treasury regulations published on December 18, 2018, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held should affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally should be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our Class A common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Goldman Sachs & Co. LLC and B. Riley Securities, Inc., as our sales agents, under which we may offer and sell from time to time up to an aggregate of 50,000,000 shares of our Class A common stock. The sales agents may act as agents on our behalf or purchase shares of our Class A common stock as principal. If we sell our Class A common stock to a sale agent as principal, we will enter into a separate terms agreement with that sales agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.
Sales, if any, of our shares of Class A common stock under the Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The sales agents may also sell our shares of Class A common stock by any other method permitted by law.
The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Each time we wish to issue and sell shares of Class A common stock under the Distribution Agreement, we will notify a sales agent of the maximum number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its reasonable efforts consistent with its normal trading and sales practices to sell such shares of Class A common stock up to the amount specified on such terms. The obligations of the sales agents under the Distribution Agreement to sell our shares of Class A common stock are subject to a number of conditions that we must meet. We may instruct the sales agents not to sell any shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our shares of Class A common stock by notifying the other party.
The sales agents will provide to us written confirmation following the close of trading on the NYSE each day on which shares of Class A common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of Class A common stock sold on such day, the aggregate gross sales proceeds, the net proceeds to the Company, and the compensation payable by us such sales agent with respect to such sales. We will report at least quarterly the number of shares of common stock sold through the sales agents under the Distribution Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the sales of the shares of Class A common stock.
We will pay each sales agent a commission of up to 2.5% of the gross sales price per share of Class A common stock sold through such agent under the Distribution Agreement. We have also agreed to reimburse the sales agents for certain of their expenses and disbursements of their legal counsel in an amount not to exceed $40,000, in addition to $10,000 per quarter thereafter for any quarter in which shares of Class A common stock are sold under the Distribution Agreement. The foregoing rate of compensation shall not apply when a sales agent acts as principal.
Settlement of any sales of our shares of Class A common stock will occur on the third business day following the date on which such sales were made. Settlement for shares of our Class A common stock sold as contemplated in this prospectus supplement will be effected by free delivery through the facilities of The Depository Trust Company or to such sales agent’s account in return for payments in same day funds delivered to the account designated by us. If we or our transfer agent (if applicable) shall default on our obligation to deliver the shares on any settlement date, we shall (A) indemnify and hold each applicable sales agent harmless against any loss, claim or damage arising from or as a result of such default and (B) pay the applicable sales agent any commission to which it would otherwise be entitled absent such default.
The offering of our shares of Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all of our shares of Class A common stock subject to the Distribution Agreement or (ii) termination of the Distribution Agreement by us or by the sales agents as provided therein.

In connection with the sale of the shares of Class A common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to the several sales agents against certain liabilities, including civil liabilities under the Securities Act.
If we or any of the managers have reason to believe that our Class A common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of our shares of Class A common stock pursuant to the Distribution Agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgement of each party.
The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. An affiliate of Goldman Sachs & Co. LLC is a lender under our revolving credit facility. Certain of the sales agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of the shares of our Class A common stock being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters in connection with the offering of shares of our Class A common stock will be passed upon for the sales agents by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to changes in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification (ASC) Topic 842, Leases, and for the recognition of revenue and certain costs as of January 1, 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.
The consolidated financial statements of Digital Cinema Implementation Partners, LLC as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, incorporated in this registration statement by reference, have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
AMC Entertainment Holdings, Inc.
50,000,000 Shares of Class A common stock
AMC Entertainment Holdings, Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, up to 50,000,000 shares of our Class A common stock, par value $0.01 (the “Class A common stock”) described in this prospectus.
This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMC.” On December 28, 2020, the last reported sale price of our Class A common stock on the NYSE was $2.39.

Investing in our Class A common stock involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the sections entitled “Risk Factors” below on page 7, in our other filings with the SEC and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 50,000,000 shares of our Class A common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of our Class A common stock that we may offer. To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of Class A common stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference, and any free writing prospectus that we prepare and distribute.
We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “Annual Report”);

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our Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020 (but only with respect to information required by Part III of our Annual Report);

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our quarterly reports on Form 10-Q for the three months ended March 31, 2020, for the six months ended June 30, 2020 and for the nine months ended September 30, 2020, filed with the SEC on June 9, 2020, August 6, 2020 and November 4, 2020 respectively (together the “Quarterly Reports”);

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our Current Reports on Form 8-K filed with the SEC on January 8, 2020, February 27, 2020 (the first 8-K filing on such date), March 3, 2020, March 20, 2020, March 24, 2020, April 24, 2020, April 29, 2020, July 10, 2020, July 23, 2020, July 31, 2020 (the first and second 8-K filing on such date) September 15, 2020, September 24, 2020, October 13, 2020, October 20, 2020, November 10, 2020 and December 11, 2020 (the first and second 8-K filing on such date); and

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the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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our ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required until we are able to achieve more normalized levels of operating revenues, likely would result with us seeking an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

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the impact of the COVID-19 virus on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 virus related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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risks and uncertainties relating to our significant indebtedness, including our borrowing capacity and our ability to meet our financial maintenance and other covenants;

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the manner, timing and amount of benefit we receive under the Coronavirus Aid, Relief, and Economic Security Act or other applicable governmental benefits and support for which we are eligible domestically and internationally;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

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risks relating to motion picture production and performance;

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our lack of control over distributors of films;

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intense competition in the geographic areas in which we operate;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

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shrinking exclusive theatrical release windows;

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AMC Stubs® A-List may not meet anticipated revenue projections which could result in a negative impact upon operating results;

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general and international economic, political, regulatory, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

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limitations on the availability of capital may prevent us from deploying strategic initiatives;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

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our ability to achieve expected synergies, benefits and performance from our strategic theatre acquisitions and strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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optimizing our theatre circuit through new construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

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our ability to recognize interest deduction carryforwards and net operating loss carryforwards to reduce our future tax liability;

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our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR:

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with recently filed securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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risks of poor financial results may prevent us from deploying strategic initiatives;

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operating a business in international markets AMC is unfamiliar with, including acceptance by movie-goers of AMC initiatives that are new to those markets;

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increased costs in order to comply or resulting from failure to comply with governmental regulation, including the General Data Protection Regulation, the California Consumer Privacy Act and pending future domestic privacy laws and regulations;

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geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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the ability to obtain suitable equity and/or debt financing and the continued availability of financing, in the amounts and on the terms necessary to support our future refinancing requirements and business; and

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other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2019 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2019 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves risks. You should carefully consider the risk factor set forth below and the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and on Form 8-K (including as set forth in the Form 8-K dated December 11, 2020), all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Because we will have a classified board of directors, it may be more difficult for a third party to obtain control of us.
As a result of the approval by Dalian Wanda Group Co., LTD (“Wanda”) of an amendment to our certificate of incorporation to classify our board of directors, we expect that our board of directors will become a classified board in January 2021, which means that at each annual meeting, our stockholders will vote for only one-third of the board. A classified board of directors may make it more difficult for a third party to gain control of us which may affect the opportunity of our stockholders to receive any potential benefit which could be available from a third party seeking to obtain control over us.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Class A common stock offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. Additional information on the use of net proceeds from the sale of Class A common stock offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is summarized from, and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above.
Our authorized capital stock consists of 524,173,073 shares of Class A common stock, 51,769,784 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 28, 2020, there were 164,298,527 shares of Class A common stock outstanding, 51,796,784 shares of Class B common stock outstanding and no shares of preferred stock outstanding. Our Class A common stock is listed on the NYSE under the symbol “AMC.” The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
On December 2, 2020, our board of directors (the “AMC Board”) approved an amendment to the Company’s certificate of incorporation and bylaws (the “Certificate of Incorporation and Bylaw Amendment”) to classify the AMC Board, and on December 14, 2020, Wanda, as the then holder of a majority of the voting power of the Company’s outstanding capital stock entitled to vote (the “Majority Stockholder”), provided its written consent with respect thereto. Wanda’s approval by written consent, as Majority Stockholder, will not be effective until 20 days after we mail an information statement to our stockholders in accordance with Schedule 14C under the Exchange Act.
Voting Rights
Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to three votes per share. Holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law.
Our directors are elected by all of the common stockholders voting together as a single class.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class
Conversion
The Class A common stock is not convertible into any other shares of our capital stock.
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in the certificate of incorporation.
All authorized shares of Class B common stock shall automatically convert to Class A common stock if and when the holders of Class B common stock collectively hold less than 30% of the aggregate number of outstanding shares of our common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dividends
Holders of Class A common stock and Class B common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC board of directors (the “AMC Board”), subject to any preferential rights of any outstanding preferred stock.
Other Rights
Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
Preferred Stock
Our certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:
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will, upon effectiveness of the Certificate of Incorporation and Bylaw Amendment, provide for a classified board of directors, pursuant to which the AMC Board will be divided into three classes whose members serve three-year staggered terms;

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provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

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do not permit stockholders to take action by written consent unless Wanda owns shares of our outstanding common stock representing at least 50.1% of the total voting power;

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provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

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limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

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authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
The bylaws state that unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of AMC to AMC or AMC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against AMC governed by the internal affairs doctrine; provided, however, that this provision of the bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Special Meeting of Stockholders
Special meetings of our stockholders may be called only by a majority of our directors.
Actions by Written Consent
Stockholder action by written consent in lieu of a meeting may only be taken so long as Wanda owns common stock representing a majority of our outstanding voting power. Thereafter, stockholder action can be taken only at an annual or special meeting of stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized But Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Certificate of Incorporation or Bylaws
The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.
Registration Rights
Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or “piggyback” registration rights with respect to our common stock held by Wanda. Pursuant to the amended and restated investment agreement, dated as of July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable efforts to effect registered offerings upon request from holders of the 2.95% Senior Secured Convertible Notes due 2026 with respect to the Class A common stock issuable upon conversion of the such notes. Pursuant to a registration rights agreement, dated July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable best efforts to effect registered offerings upon request from certain holders of our Class A Common Stock that are party to the backstop agreement, dated July 10, 2020, that we entered into with certain holders of our subordinated notes These registration rights of our stockholders and other parties could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our Class A common stock.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:
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any breach of the person’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

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any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by the DGCL, the certificate of incorporation and bylaws provide that:
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we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

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we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.
The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.
Provisions of the Certificate of Incorporation Relating to Corporate Opportunities
To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and Wanda and its subsidiaries, the certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve Wanda and its officers and directors.
The certificate of incorporation provides that, subject to any written agreement to the contrary, Wanda will have no duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in the certificate of incorporation, neither Wanda nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of Wanda.
The certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Wanda. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us or any of our subsidiaries or Wanda, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of AMC who is also a director, officer or employee of Wanda. With limited exceptions, to the fullest extent permitted by law, no director or officer of AMC who is also a director, officer or employee of Wanda shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of Wanda in respect of any such agreement or performing any such agreement in accordance with its terms.
The certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of Wanda acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Wanda and AMC, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:
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a corporate opportunity offered to any person who is an officer of AMC and who is also a director but not an officer of Wanda, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

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a corporate opportunity offered to any person who is a director but not an officer of AMC, and who is also a director or officer of Wanda, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

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corporate opportunity offered to any person who is an officer of both Wanda and AMC will belong to AMC only if that opportunity is expressly offered to that person in that person’s capacity as one of AMC’s officers.

Notwithstanding these provisions, the certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.
These provisions in the certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of Wanda.

If the certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and Wanda conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines set forth in the certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of the certificate of incorporation and Delaware law, Delaware law would control.

PLAN OF DISTRIBUTION
We may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods of sale.

In addition, the manner in which we may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:
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“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

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block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us or selling stockholders to close out its short positions;

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sell Class A common stock short and re-deliver such shares to close out the short positions;

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enter into options or other types of transactions that require us to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

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loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:
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on a national securities exchange;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.

A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:
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the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the Class A common stock and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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the method of distribution;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to changes in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification (ASC) Topic 842, Leases, and for the recognition of revenue and certain costs as of January 1, 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.
The consolidated financial statements of Digital Cinema Implementation Partners, LLC as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, incorporated in this registration statement by reference, have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

Up to 50,000,000 Shares
Class A Common Stock
PROSPECTUS SUPPLEMENT
Goldman Sachs & Co. LLCB. Riley Securities
January 25, 2021